Exhibit 1.1
LiveWire Group, Inc.
Common Stock
(par value $0.0001 per share)
At-The-Market Issuance Sales Agreement
August 22, 2025
Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Ladies and Gentlemen:
LiveWire Group, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Mizuho Securities USA LLC (the “Agent”), as follows:
1.    Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), up to an aggregate offering price of $50,000,000, provided, however, that in no event shall the Company issue or sell through the Agent such number or dollar amount of Shares that (a) would cause the Company to not satisfy the eligibility requirements for use of Form S-3 (including General Instruction I.B.6. thereof, if applicable), (b) exceeds the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (as defined below) or set forth in the Prospectus Supplement (as defined below) pursuant to which the offering is being made or (c) exceeds the number of authorized but unissued shares of the Company’s Common Stock (the lesser of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or dollar amount of Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agent shall have no obligation in connection with such compliance if acting in accordance with any Placement Notice that has not been suspended or terminated by the Company. The issuance and sale of Shares through the Agent will be effected pursuant to the Registration Statement filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Shares.
The Company has filed prior to the date hereof, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission an effective registration statement on Form S-3 (File No. 333-289699), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The Company has also prepared a prospectus supplement, specifically relating to the Shares (the “Prospectus Supplement”), to the base prospectus included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement relating to the Shares. Except where the context otherwise requires, such registration statement, as from time to time amended or supplemented, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 of the Securities Act Regulations (as qualified by Rule 430B(g) of the Securities Act Regulations), included in the Registration Statement, as it may be supplemented by any prospectus supplement, including the Prospectus Supplement, as applicable, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).
For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. All references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Shares by the Agent outside of the United States.
2.    Transactions.
(a)    Each time that the Company wishes to issue and sell Shares hereunder (each, a “Transaction”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) of the proposed terms of such Transaction, which shall include at a minimum the number of Shares or dollar amount of Shares to be issued and sold, the time period during which sales are requested to be made (which time period, for the avoidance of doubt, shall consist solely of Trading Day(s) (as defined below)), any limitation on the number of Shares or dollar amount of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective immediately upon receipt by the Agent unless and until (i) the Agent declines to accept the terms contained therein for any reason, in its sole discretion by email notice to the Company within one Business Day (as defined below) from the time the Placement Notice is received, (ii) the entire amount of the Shares thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice, which suspension and termination rights may be exercised by the Company in its sole discretion, (iv) the Company issues a subsequent Placement Notice and explicitly indicates the parameters of the subsequent Placement Notice supersede those parameters contained in the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with a Transaction shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to any Transaction unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Section 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby. For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange (as defined below) and commercial banks in the City of New York, New York are open for business.
(b)    Notwithstanding anything to the contrary contained herein, unless the exceptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (“Regulation M”) are satisfied with respect to the Shares as of the date of the Placement Notice and during the relevant Transaction, the Company shall give the Agent at least one Business Day’s prior notice, or such longer time as may be required in order to comply with the applicable provisions of Regulation M, of its intent to deliver a Placement Notice and sell Shares in a Transaction in order to allow the Agent time to comply with Regulation M with respect to such Transaction.
3.    Sale and Purchase of Shares by the Agent.
(a)    Subject to the terms and conditions of this Agreement, for the period specified in the Placement Notice, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”), to sell the Shares in a Transaction up to the number or amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agent will provide prompt written confirmation to the

Company and in no event later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Shares hereunder in a Transaction setting forth the number or amount of Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2(a) with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(c)) from the gross proceeds that it receives from such sales. Subject to the terms and limitations set forth in a Placement Notice, the Agent shall sell Shares in a Transaction only by methods deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act Regulations, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice and only with the Company’s prior written consent, the Agent may also sell Shares by any other method permitted by law, including but not limited to in negotiated transactions. In the event the Company engages the Agent for a sale of Shares in a Transaction that would constitute a “distribution” within the meaning of Rule 100 of Regulation M or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, comfort letters and officers’ certificates set forth in Section 7(m)-(p) hereof, each dated the Settlement Date, and such other documents and information as the Agent shall reasonably request. “Trading Day” means any day on which shares of Common Stock are purchased and sold on the Exchange, other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.
(b)    Subject to compliance with any applicable requirements of Regulation M and the last sentence of this Section 3(b), the Company consents to the Agent trading in the Common Stock for its own accounts and for the accounts of any of its clients during the term of this Agreement, including at the same time as sales of the Shares occur pursuant to this Agreement. During the time that a Placement Notice is accepted by the Agent until the applicable Settlement Date, or the termination or withdrawal of such Placement Notice, as the case may be, the Agent will comply with the provisions of Regulation M with respect to the Shares to the extent required.
4.    Suspension of Sales. The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Shares in a Transaction (a “Suspension”); provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligations under Sections 7(n), 7(o) and 7(p) hereof with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule 3 may be amended from time to time.

5.    Sale and Delivery to the Agent; Settlement.
(a)    Sale of Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, unless the Agent declines to accept the terms of a Placement Notice, and unless the sale of the Shares in a Transaction described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Shares in a Transaction up to the number or dollar amount specified in, and otherwise in accordance with, the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Shares, (ii) the Agent will incur no liability or obligation to the Company or any individual or entity (“Person”) if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.
(b)    MNPI. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Shares will take place, and (ii) the Company shall not request the sale of any Shares. If a Placement Notice is outstanding and an offering of Shares is being conducted, the Company shall inform the Agent that it is in possession of material non-public information and the Agent shall not be obligated to sell or offer to sell any Shares.
(c)    Settlement of Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Shares will occur on the first (1st) Trading Day following the date on which such sales are made (each, a “Settlement Date”). The Agent shall notify the Company of each sale of Shares no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Shares. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate gross sales price received by the Agent for the Shares, after deduction of (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(d)    Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold in the Transaction by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee a reasonable period of time prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Agent will be responsible for obtaining DWAC instructions or instructions for delivery by other means with regard to the transfer of Shares being sold. If the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default; provided, however, that the Company shall not be obligated to so indemnify and reimburse the Agent if the Shares are not delivered due to (1) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (2) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war, or (3) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere.
(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds of Shares sold pursuant to this Agreement would exceed the lesser of (i) together with all sales of Shares under this Agreement, the Maximum Amount and (ii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than any minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing.
6.    Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including Incorporated Documents), the Company represents and warrants to, and agrees with the Agent that as of the date of this Agreement and on and as of each Applicable Time, Settlement Date and each time that a Placement Notice is accepted by the Agent, unless such representation, warranty or agreement specifies a different date or time (in which case, as of such date or time):
(a)    Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission and has been declared effective under the Securities Act prior to the issuance of any Placement Notices by the Company. The Prospectus Supplement will name Mizuho Securities USA LLC as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or instituting (or, to the Company’s knowledge, threatening instituting) proceedings for that purpose. The Registration Statement and the offer and sale of Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement and the Prospectus.
(b)    No Misstatement or Omission. (i) As of the date hereof, at the respective times that the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time (as defined below), the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Applicable Time, the Prospectus (as amended and supplemented at such Applicable Time) did not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in clauses (i)-(iv) above shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use in the Prospectus, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the Agent Information (as defined below).
(c)    Conformity with Securities Act and Exchange Act. (i) The Registration Statement, the Prospectus, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable; (ii) the base prospectus included in the Registration Statement complied at the time it was filed with the Commission, complies as of the date hereof and, as of each Applicable Time and at all times during the Prospectus Delivery Period, will comply in all material respects with the Securities Act and the Securities Act Regulations, as applicable; and (iii) each of the Prospectus, or any amendment or supplement thereto will comply, as of the date that such document is filed with the Commission, as of each Applicable Time, as of each Settlement Date and at all times during the Prospectus Delivery

Period, in all material respects with the rules and regulations under the Securities Act, the Securities Act Regulations and the Exchange Act, as applicable.
(d)    Incorporated Documents. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)    Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries (as identified in the Registration Statement and Prospectus, the “Subsidiaries”) as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments) and have been prepared in compliance with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with GAAP (as defined below), applied on a consistent basis during the periods involved (except for such adjustments to accounting standards and practices as are noted therein and except in the case of unaudited financial statements to the extent they may exclude footnotes or may be condensed or summary statements); the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Registration Statement and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis materially consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (including the exhibits thereto and Incorporated Documents) and the Prospectus which are required to be described in the Registration Statement or the Prospectus (including exhibits thereto and Incorporated Documents); all disclosures contained or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement or the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(f)    Disclosure Controls. The Company maintains “disclosure controls and procedures” and “internal controls over financial reporting” (each as defined in Rule 13a-15 under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the periods covered by the Form 10-K for the year ended December 31, 2024, each Form 10-Q filed with the Commission in 2025 and each Form 10-Q and Form 10-K filed with the Commission during the term of this Agreement (each such date, an “Evaluation Date”). The Company presented in its Form 10-K for the year ended December 31, 2024 and in each Form 10-Q filed in 2025 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the applicable Evaluation Date.
(g)    Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR- 61), in each case that are required to be described in the Prospectus which have not been described as required.
(h)    Independent Public Accountant. Each of (i) Ernst & Young LLP (“EY”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated into the Registration Statement and (ii) KPMG LLP (“KPMG”), is and, if applicable, during the periods covered by its reports, was, an independent public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, each of EY and KPMG is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Each other accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement or the Prospectus is an independent registered public accounting firm or independent auditor with respect to the Company and its Subsidiaries or other appropriate entity, as applicable, within the meaning of the Securities Act and applicable auditor independence rules and regulations.
(i)    Conformity with EDGAR Filing. The Prospectus delivered to the Agent for use in connection with the sale of the Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.
(j)    Organization. The Company and each of its Subsidiaries is duly organized, validly existing as a corporation or other entity and in good standing under the laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries is duly licensed or qualified as a foreign corporation or other entity for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, earnings, prospects, properties, condition (financial or otherwise), shareholders’ equity (as set forth on the Company’s most recent balance sheet included in the Incorporated Documents) or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole, or the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”).
(k)    Subsidiaries. Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K sets forth each of the Company’s significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission), if any. The Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.
(l)    [Reserved.]
(m)    No Conflicts. Neither the execution of this Agreement by the Company, nor the issuance, offering or sale of the Shares, nor the consummation by the Company of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the certificate of incorporation or bylaws of the Company, or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except, in the case of clause (y), where such violation would not reasonably be expected to have a Material Adverse Effect.
(n)    Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.
(o)    Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof, except for any unenforceability that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(p)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Shares as contemplated hereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange in connection with the sale of the Shares by the Agent.
(q)    No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would reasonably be expected to have a Material Adverse Effect.
(r)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and in the Prospectus, and other than the Company’s execution of this Agreement and the issuance and the sale of any Shares hereunder, there has not been (i) any Material Adverse

Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock (other than (A) the grant of additional options under the Company’s existing stock option plans, (B) changes in the number of outstanding Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof, including pursuant to the Convertible Delayed Draw Term Loan Agreement (the “Convertible Term Loan”), dated February 14, 2024, by and among Harley-Davidson, Inc., LiveWire EV, LLC and the Company, or (C) any repurchases of capital stock of the Company) or outstanding long-term indebtedness of the Company or any of its Subsidiaries (other than indebtedness under the Convertible Term Loan) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above (A) as otherwise disclosed in the Registration Statement or Prospectus (including the Incorporated Documents) to the extent required or (B) where such matter, item, change or development would not make the statements in the Registration Statement or the Prospectus (including the Incorporated Documents) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(s)    No Material Defaults. Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(t)    Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in or contemplated by the Registration Statement or the Prospectus, are not subject to and were not issued in violation of any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options or other equity awards under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof or described in the Registration Statement and the Prospectus (including the Incorporated Documents) or as a result of the issuance of Shares) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus. The description of the Common Stock in the Registration Statement and the Prospectus (including the Incorporated Documents) is complete and accurate in all material respects. Other than as set forth or described in the Registration

Statement or the Prospectus, as of the dates referred to therein, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.
(u)    Market Capitalization. As of the close of trading on the Exchange on a Trading Day within 60 days prior to the filing date of the Registration Statement, and after the filing date of the Registration Statement, as of a Trading Day within 60 days prior to the filing date of the Company’s Annual Report on Form 10-K for the fiscal year most recently ended, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by Persons other than affiliates (as defined in Securities Act Rule 405) was $75 million or more (calculated in accordance with General Instruction 1.B.1 of Form S-3). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously.
(v)    Authorization of Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or therein, as the case may be, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement and the Prospectus; and the issuance and sale of the Shares is not and will not be subject to any preemptive or similar rights except such as have been waived.
(w)    Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Exchange under the trading symbol “LVWR,” and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, the Company has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock on the Exchange.
(x)    [Reserved].
(y)    No Preferential Rights. No Person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any shares of Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock or upon the exercise of options or stock awards that may be granted from time to time under the Company’s stock option plans). No Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any shares of Common Stock or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby.

(z)    No Litigation. There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, any legal, governmental or regulatory investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject, nor, to the Company’s knowledge, are any such actions, suits or proceedings threatened or contemplated by any governmental or regulatory authority or threatened by others, that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings or, investigations that are required under the Securities Act to be described in the Prospectus that are not described in the Prospectus (including any Incorporated Document).
(aa)    Licenses and Permits. The Company and each of its Subsidiaries possess or have obtained, and is in material compliance with the terms and conditions of, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and, to the Company’s knowledge, have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities, including, without limitation, the Department of Transportation (“DOT”), the National Highway Traffic Safety Administration (“NHTSA”), the Environmental Protection Agency (“EPA”), and any other state, federal, national and foreign agencies or bodies engaged in the regulation of vehicle manufacturing, emissions and safety standards, that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus (the “Permits”), and all of the Permits are valid and in full force and effect, except where the failure to possess, obtain or make the same, or where the failure to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where such revocation or modification or the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(bb)    Regulatory Matters. The Company and the Subsidiaries: (i) are and at all times have been in material compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacturing, assembly, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product sold, under development, manufactured or distributed by the Company or any Subsidiary (“Applicable Regulatory Laws”); (ii) have not received any notice of adverse finding, warning letter, or other correspondence or written notice from DOT, NHTSA, EPA or any other federal, state, local, national or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Regulatory Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Regulatory Laws (“Authorizations”), which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor any Subsidiary is in material violation of any term of any such Authorizations; (iv)

have not received written notice of any proceeding, hearing, enforcement, investigation, arbitration or other action from DOT, NHTSA, EPA or any other federal, state, local, national or foreign governmental or regulatory authority or third party alleging that any product, operation or activity is in material violation of any Applicable Regulatory Laws or Authorizations and has no knowledge that DOT, NHTSA, EPA or any other federal, state, local, national or foreign governmental or regulatory authority or third party is considering any such proceeding, hearing, enforcement, investigation, arbitration or other action; (v) have not received written notice that DOT, NHTSA, EPA or any other federal, state, local, national or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that DOT, NHTSA, EPA or any other federal, state, local, national or foreign governmental or regulatory authority is considering such action; and (vi) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Regulatory Laws or Authorizations except where the failure to file such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments would not result in a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).
(cc)    Certain Market Activities. Neither the Company, nor any of the Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M) of the Company whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.
(dd)    Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).
(ee)    No Reliance. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.
(ff)    Taxes. The Company and each of its Subsidiaries have (i) filed all federal, state, local and foreign tax returns required to be filed and paid all taxes shown thereon or requested and been granted extensions for the filing in respect thereto, except for cases in which the failure to file such tax returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect and (ii) no liability for unpaid taxes, except as currently being contested in good faith and as to which adequate reserves in accordance with GAAP have been provided, or where such liability would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries in writing which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any tax deficiency, penalty or assessment that has been asserted or threatened against it in writing that would reasonably be expected to have a Material Adverse Effect.
(gg)    Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property and good and valid title to all tangible personal property (excluding Intellectual Property) reflected as owned in the financial statements referred to in Section 6(e), in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made of such property by the Company and any of its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or Prospectus as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.
(hh)    Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company (or, to the knowledge of the Company, any of its predecessors in interest), except as disclosed in the Registration Statement or Prospectus and except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, reasonably expected to result in a Material Adverse Effect; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Registration Statement or the Prospectus, the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
(ii)    Intellectual Property. The Company and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted and as described in the Registration Statement, including the Incorporated Documents, and the Prospectus, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and any of its Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company or its Subsidiaries challenging the Company’s or its Subsidiaries’ rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ owned material patents, patent applications or proprietary information; to the knowledge of the Company, no other entity or individual has any right or claim in any of the Company’s or its Subsidiaries’ owned material patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or a Subsidiary or by any non-contractual obligation of the Company or a Subsidiary, other than by written licenses granted by the Company or a Subsidiary, and other than such rights or claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries have not received any written notice of any claim challenging the rights of the Company or a Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or such Subsidiary, which claim, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. There are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable steps in accordance with standard industry practice to protect, maintain and safeguard their Intellectual Property.
(jj)    [Reserved].
(kk)    IT Systems. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the businesses of the Company and its subsidiaries as currently conducted, free and clear, to the knowledge of the Company, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.
(ll)    Data Protection; No Breaches. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their respective material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, and there are no incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from any unauthorized use, access, misappropriation or modification.
(mm)    Sarbanes-Oxley. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the last 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(nn)    Finder’s Fees. Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against any of them or the Agent, or has incurred any liability, for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Agent pursuant to this Agreement.
(oo)    No Registration Rights. There are no Persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.
(pp)    Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to result in a Material Adverse Effect.

(qq)    Investment Company Act. Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(rr)    Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 (which includes the criminal money laundering laws at 18 U.S.C. §§ 1956, 1957), as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or its Subsidiaries (collectively, the “Money Laundering Laws”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ss)    ERISA. To the knowledge of the Company, (i) each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived; and (iv) the Company could not reasonably be expected to have any liability (whether actual, contingent or otherwise) with respect to any plan or other contract, agreement, arrangement or policy that provides for retiree or post-employment welfare benefits other than as required by Section 4980B of the Code or similar state laws, other than, in the case of (i), (ii), (iii), and (iv) above, as would not reasonably be expected to have a Material Adverse Effect. No other event set forth in Section 4043(b) of ERISA (excluding events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any plan and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
(tt)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(uu)    [Reserved].
(vv)    Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(ww)    Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and its Subsidiaries reasonably believe are adequate for the use of their properties and as is customary for companies of similar size engaged in similar businesses in similar industries.
(xx)    No Improper Practices. (i) Neither the Company nor its Subsidiaries, (including, to the Company’s knowledge, any of their respective officers or directors, employees, agents or other Persons acting on their behalf) has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any offer, payment, promise to pay or authorization or approval of any unlawful payment or benefit, contribution or other payment, directly or indirectly, to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or, to the Company’s knowledge, any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers, stockholders or directors of the Company or any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any Person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services; and (vi) neither the Company nor any Subsidiary (including any of their respective executive officers or directors, employees, agents or other Persons acting on their behalf ) has made any payment or received or retained any funds in violation of any law, rule or regulation including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (“Anti-Corruption Laws”). The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws. The Company will not use, directly or indirectly, the proceeds from the offering of the Shares hereunder in furtherance of any offer, payment, promise to pay or authorization or approval of any payment or benefit, giving or receipt of money, property, gifts or anything else of value, to any Person in violation of any Anti-Corruption Laws.
(yy)    Other Underwriting Agreements. Other than as set forth in this Agreement, no Person has the right to act as an underwriter, placement agent or as a financial advisor to the Company in connection with the offer and sale of the Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby or otherwise. Except for this Agreement or as disclosed in the Registration Statement or Prospectus, as of the date of this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.
(zz)    No Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.
(aaa)    Status Under the Securities Act. The Company has filed a registration statement pursuant to the Exchange Act to register the Common Stock, and such registration statement has been declared effective, and the Company is an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has not prepared or used, and will not prepare or use, any “free writing prospectus” as defined in Rule 405 under the Securities Act in connection with the offering and sale of the Shares. As of the time of filing of the Registration Statement, the Company was an “emerging growth company,” as defined in Rule 12b-2 under the Exchange Act.
(bbb)    OFAC. Neither the Company nor any of its Subsidiaries, nor any of their respective directors or officers or, to the Company’s knowledge, any of their respective employees, agents, affiliates or other Persons associated with or acting on behalf of the Company or any of its Subsidiaries, is currently the subject or, to the Company’s knowledge, the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Sanctioned Country”). The Company will not directly or indirectly, knowingly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or, to the Company’s knowledge, target of Sanctions or with any Sanctioned Country.
(ccc)    Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the issuance, sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with by the Company in all material respects.
The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
7.    Covenants of the Company. The Company covenants and agrees with the Agent that:
(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Transaction, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus (other than documents incorporated by reference therein) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus, (ii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus (except for documents incorporated by reference therein) unless a copy thereof has been submitted to the Agent before the filing and the Agent has not reasonably and in good faith objected thereto within two Business Days of receiving such copy (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement, (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if such filing does not name the Agent or does not relate to the transactions contemplated by this Agreement, and (C) the only remedy the Agent will have with respect to the failure by the Company to provide the Agent with such copy or the filing of such amendment or supplement will be to cease making sales under this Agreement), and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).
(b)    Notice of Commission Stop Orders. During the Prospectus Delivery Period, the Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information related to the offering of the Shares or for additional information related to the Registration Statement or the Prospectus.
(c)    Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement if, in the judgment of the Company, it is in the best interests of the Company to do so, during which time of delay the Agent shall be under no obligation to make any sales of Shares hereunder.

(d)    General Instruction I.B.6. of Form S-3. If, from and after the date of this Agreement, the Company is no longer eligible to use Form S-3 (including pursuant to General Instruction I.B.6. thereof) at the time it files with the Commission an Annual Report on Form 10-K or any post-effective amendment to the Registration Statement, then it shall promptly notify the Agent and, within two Business Days after the date of filing of such Annual Report on Form 10-K or amendment to the Registration Statement, the Company shall file a new prospectus supplement with the Commission reflecting the number of shares of Common Stock available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.6. of Form S-3; provided, however, that the Company may delay the filing of any such prospectus supplement for up to 30 days if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect or pending during such time. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of Shares.
(e)    Listing of Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Shares to be listed on the Exchange and to qualify the Shares for sale under the securities laws of such jurisdictions as the Agent reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process or subject itself to taxation in any jurisdiction if it is not otherwise so subject.
(f)    Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus, which it may provide electronically) to the Agent to the extent such document is available on EDGAR. In case the Agent is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Agent, at its own expense, the Company shall prepare and deliver to the Agent as many copies as the Agent may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S- K or Section 10(a)(3) of the Securities Act, as the case may be.

(g)    Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement of the Company (which need not be audited) that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act, which requirement may be satisfied by publicly filing the required information with the Commission using the EDGAR system.
(h)    Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”
(i)    Notice of Other Sales. During the period beginning on the date on which any Placement Notice is delivered to the Agent hereunder and ending on the second (2nd) Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Shares covered by a Placement Notice, the date of such suspension or termination), and, at any time during which a Placement Notice is pending and for two (2) Trading Days after the last sale of Shares under such Placement Notice, the Company shall give the Agent at least one Business Day’s prior written notice of any (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or submit to, or file with, the Commission any registration statement under the Securities Act with respect to any of the foregoing (other than a Registration Statement on Form S-8 or post-effective amendment to the Registration Statement), or publicly announce the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement, (B) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder, (C) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent, (D) Common Stock, or securities convertible into or exercisable for Common Stock, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Shares hereby, and (E) Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, issued in connection with any merger or acquisition of securities, businesses, property or other assets or strategic investment or similar strategic transaction involving one or more third parties (including any joint venture, strategic alliance or partnership).

(j)    Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.
(k)    Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents, representatives of each of the Company’s current and prior independent registered public accounting firms (and, if the Registration Statement or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of each of the current and prior independent public accountants that audited or reviewed such financial statements) and senior corporate officers, during regular business hours and at the Company’s principal offices or such other location mutually agreeable by the parties, as the Agent or its representatives may reasonably request.
(l)    Required Filings Relating to Placement of Shares. The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K and, if reasonably requested by the Agent, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agent under this Agreement, and the Net Proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agent may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.
(m)    Representation Dates; Certificate. On the date of this Agreement and each time during the term of this Agreement the Company:
(i)    files the Prospectus relating to the Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Shares) the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;
(ii)    files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing restated financial statements or a material amendment to the previously filed Annual Report on Form 10-K);
(iii)    files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv)    files a Current Report on Form 8-K under the Exchange Act containing amended financial statements, but excluding any Current Report on Form 8-K or part thereof under Item 7.01 or Item 2.02 of Regulation S-K of the Commission that is considered “furnished” under the Exchange Act;
(Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Agent (but in the case of clause (iv) above only if the Agent reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit A within five (5) Trading Days of each Representation Date. Notwithstanding the foregoing and Sections 7(n), 7(o) and 7(p) hereof, the requirement to provide counsel opinions and negative assurance letters, a comfort letter, a Chief Financial Officer’s certificate and a certificate under this Section 7(m) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder (which shall be considered a Representation Date); provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with the counsel opinions and negative assurance letters, a comfort letter, a Chief Financial Officer’s certificate and a certificate under this Section 7(m), then before the Company delivers the Placement Notice or the Agent sells any Shares, the Company shall cause the counsel opinions and negative assurance letters, comfort letter, certificates and other documents that would be delivered on a Representation Date to be delivered to the Agent, each dated the date of the Placement Notice.
(n)    Legal Opinions. On the date of this Agreement and on each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) and to which a waiver does not apply, the Company shall cause to be furnished to the Agent, dated as of such date, in form and substance satisfactory to the Agent, the written opinion and negative assurance letter of Latham & Watkins LLP, or such other counsel to the Company reasonably satisfactory to the Agent (“Company Counsel”), modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion and negative assurance letter; provided, however, that in lieu of delivering any such opinion or negative assurance letter for dates subsequent to the commencement of the offering of the Shares under this Agreement, such counsel may furnish Agent with a letter (a “Reliance Letter”) to the effect that Agent may rely on a prior opinion or negative assurance letter delivered under this Section, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion and negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).
(o)    Comfort Letters. On the date of this Agreement and on each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) and to which a waiver does not apply, each of (i) KPMG and (ii) EY shall deliver to the Agent a comfort letter described in Section 10(g), and, if the Registration Statement or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and the Subsidiaries), the Company shall, if requested by the Agent, cause a firm of independent public accountants to furnish to the Agent a comfort letter described in Section 10(g).
(p)    Chief Financial Officer’s Certificate. If reasonably requested by the Agent, on the date of this Agreement and on each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) and to which a waiver does not apply, the Company shall deliver a certificate signed by the Company’s Chief Financial Officer (or officer acting in similar capacity), in a form and substance reasonably satisfactory to the Agent and its counsel, certifying as to certain financial, numerical and statistical data not covered by the comfort letters referred to in Section 10(g) hereof.
(q)    Reserves. The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy its obligations hereunder.
(r)    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares other than the Agent.
(s)    Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that its will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.
(t)    Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) provide reasonable assurance that receipts and expenditures of the Company are being made only in accordance with management’s authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will use commercially reasonable efforts to maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared.
8.    Representations and Covenants of the Agent. The Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required. The Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement. The Agent will comply with all laws and regulations applicable to the Agent in connection with the transactions contemplated by this Agreement, including the issuance and sale through the Agent of the Shares.
9.    Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement relating to (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as the Agent shall deem reasonably necessary, (ii) the printing and delivery to the Agent of copies of the Prospectus and any amendments or supplements thereto, (iii) the preparation, issuance and delivery of the Shares, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(e) of this Agreement, including filing fees, (v) the filing fees incident to any review by FINRA of the terms of the sale of the Shares, (vi) the fees and expenses incurred in connection with the listing of the Shares on the Exchange, and (vii) only to the extent the Company does not make a Transaction under this Agreement within one year of the date of this Agreement, the reasonable and documented out-of-pocket fees and disbursements of counsel to the Agent incurred in connection with entering into this Agreement in an amount not to exceed $100,000 in the aggregate.
10.    Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Transaction, which, for purposes of clarity and without limitation to any other provision in this Agreement, include the Agent’s obligations to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Placement Notice, will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specific date or time, which shall be accurate and complete as of such specific date or time), to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:
(a)    Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Shares contemplated to be issued by any Placement Notice.
(b)    No Material Changes. Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date: (i) there shall not have occurred any material adverse change, on a consolidated basis, in the authorized capital stock of the Company, any Material Adverse Effect or any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole, from the respective dates of the Registration Statement and the Prospectus that would reasonably be expected to have a Material Adverse Effect and that makes it, in the Agent’s sole judgment, impracticable to market the Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.
(c)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any material document incorporated or deemed to be incorporated therein by reference so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)    No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(e)    [Reserved].
(f)    Legal Opinions. The Agent shall have received the opinion and negative assurance letter of Company Counsel required to be delivered pursuant Section 7(n) on or before the date on which delivery of such opinions and negative assurance letter is required pursuant to Section 7(n).
(g)    Comfort Letters. The Agent shall have received the letter, on the date on which delivery of such letter is required pursuant to Section 7(o), in form and substance reasonably satisfactory to the Agent, from each of (i) KPMG and (ii) EY, (A) confirming that as of the date of its audit report(s), it was an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants Code of Professional Conduct, as applicable, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter from each of (i) KPMG and (ii) EY, an “Initial Comfort Letter”) and (C) updating the Initial Comfort Letters with any information that would have been included in the Initial Comfort Letters had they been given on such date and modified as necessary to relate to the Registration Statement or the Prospectus, as amended and supplemented to the date of such letter; and, if the Registration Statement or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and the Subsidiaries), the Company shall, if requested by the Agent, cause a firm of independent public accountants to furnish to the Agent a comfort letter addressing such matters as the Agent may reasonably request on the dates on which delivery of such letter is required pursuant to Section 7(o).
(h)    Chief Financial Officer’s Certificate. The Agent shall have received a certificate signed by the Company’s Chief Financial Officer (or officer acting in similar capacity) on the dates on which delivery of such certificate is required pursuant to Section 7(p), in a form and substance reasonably satisfactory to the Agent and its counsel, certifying as to certain financial, numerical and statistical data not covered by the comfort letters referred to in Section 10(g) hereof as the Agent may reasonably request.
(i)    Opinion of Agent Counsel. On the date of this Agreement and on each Representation Date occurring at a time at which there is a Placement Notice pending, there shall have been furnished to the Agent the opinion and negative assurance letter of Sidley Austin LLP, counsel for the Agent, dated as of such date and addressed to the Agent, in a form reasonably satisfactory to the Agent, and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

(j)    Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).
(k)    No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.
(l)    Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall use its commercially reasonable efforts to have furnished to the Agent such appropriate further information, certificates and documents of the Company as the Agent may have reasonably requested in writing prior to such date and which are usually and customarily furnished by an issuer of securities in connection with the underwritten public offering thereof. All such certificates and documents will be in compliance with the provisions hereof.
(m)    Board Approval. Prior to instructing the Agent pursuant to this Agreement to make sales on any given day (or as otherwise agreed between the Company and the Agent), the Company’s board of directors or a committee thereof authorized by either such board of directors or any authorized committee thereof (the “Board”) (i) shall have approved the minimum price and maximum number or dollar amount of Shares to be sold on such day and (ii) shall have provided to the Company an authorizing resolution approving such price and number or dollar amount. The instructions provided to the Agent by the Company, pursuant to this Agreement, on such day shall reflect the terms of such authorizing resolution.
(n)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
(o)    Approval for Listing. The Shares shall have been approved for listing on the Exchange, subject only to notice of issuance at, or prior to, the issuance of any Placement Notice.
(p)    No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 13(a).
11.    Indemnification and Contribution.
(a)    Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its partners, members, directors, officers, employees, and selling agents and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be withheld or delayed; and
(iii)    against any and all expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the Agent Information.
(b)    Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agent for inclusion in any document in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information set forth in the fifteenth and sixteenth paragraphs under the caption “Plan of Distribution” in the Prospectus Supplement (such information, the “Agent Information”).

(c)    Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture or material impairment of rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party (Latham & Watkins LLP shall be deemed reasonably satisfactory to the indemnified party if the indemnifying party is the Company), and shall pay the fees and disbursements of such counsel related to such proceedings, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are materially different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. Such firm shall be designated in writing by the Agent, in the case of parties indemnified pursuant to Section 11(a), and by the Company, in the case of parties indemnified pursuant to Section 11(b). All such reasonable and documented fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent (before deducting expenses) from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of the Agent, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.
(e)    Non-Exclusive Remedies. The obligations of the parties to this Agreement contained in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
12.    Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.
13.    Termination.
(a)    The Agent may terminate this Agreement with respect to itself, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that has occurred that is reasonably likely to have a Material Adverse Effect has occurred or in the sole judgment of the Agent makes it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (3) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing for at least ten (10) Trading Days, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial), and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 13(a), the Agent shall provide the required notice as specified in Section 14 (Notices).
(b)    The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial), and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.
(c)    The Agent shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial), and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.
(d)    Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Agent on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial), and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.
(e)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial), and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement and subject to the sections of this Agreement that will remain in full force and effect pursuant to this Section 13(e), the Company shall not have any liability to the Agent for any discount, commission or other compensation with respect to any Shares not otherwise sold by the Agent under this Agreement.

(f)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.
14.    Notices. All notices and other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and, shall be sufficient in all respects if delivered or sent to the Agent:
Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Attention: Josh Weismer; Daniel Blake; Elizabeth Kerrigan; Julie Grossman
Telephone: (212) 205-7807; (212) 205-7755; (212) 205-7605; (212) 209-9454
Email: Josh.Weismer@mizuhogroup.com; Daniel.Blake@mizuhogroup.com; Elizabeth.Kerrigan@mizuhogroup.com; Julie.Grossman@mizuhogroup.com with a copy to (which shall not constitute notice):
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Michael Heinz
Email: mheinz@sidley.com
and if to the Company, shall be delivered to:
LiveWire Group, Inc.
3700 West Juneau Avenue
Milwaukee, Wisconsin 53208
Attention: Allen Gerrard, General Counsel & Board Secretary
with a copy to (which shall not constitute notice):
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Attention: Ryan Maierson
Email: ryan.maierson@lw.com
Each party to this Agreement may change its notice information in this Section 14 and in Schedule 3 by sending the other parties to this Agreement a written notice that includes such changed notice information. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business

Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).
An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a non-electronic form (“Non-electronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Non-electronic Notice.
15.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the permitted assigns, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other party.
16.    Adjustments for Stock Splits. The parties acknowledge and agree that all share- related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Shares.
17.    Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Except as provided in Section 14, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
18.    GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE

WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH OF THE COMPANY AND THE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
19.    CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.
20.    Counterparts; Electronic Signatures. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (including, without limitation, DocuSign and AdobeSign), deliveries or the keeping of records in electronic form in compliance with the U.S. federal ESIGN Act of 2000 or any comparable state statutes, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21.    Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
22.    Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.
23.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a)    The Agent is acting solely as agent in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(b)    It is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)    The Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(d)    It is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(e)    It waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement and agrees that the Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agent’s obligations under this Agreement and to keep information provided by the Company to the Agent and the Agent’s counsel confidential to the extent not otherwise publicly-available.
24.    Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules and except for the disclosure required pursuant to Section 7(c) of this Agreement in the Company’s Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.
25.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that the Agent is a Covered Entity (as defined in this Section 25) and becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined in this Section 25), the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that the Agent is a Covered Entity or a BHC Act Affiliate (as defined in this Section 25) of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined in this Section 25) under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    For purposes of this Section 25: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) a “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
26.    Compliance with Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agent to properly identify its clients.

27.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Shares pursuant to this Agreement.
“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.
28.    Use of Information. The Agent may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.
[Remainder of page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

LIVEWIRE GROUP, INC.

By:	/s/ Karim Donnez
Name: Karim Donnez
Title: Chief Executive Officer
[Signature Page to At-The-Market Issuance Sales Agreement]

ACCEPTED as of the date first-above written:

MIZUHO SECURITIES USA LLC

By:	/s/ Josh Weismer
Name: Josh Weismer
Title: Managing Director
[Signature Page to At-The-Market Issuance Sales Agreement]

SCHEDULE 1
_____________________________________
FORM OF PLACEMENT NOTICE
_____________________________________
From:    LiveWire Group, Inc.
To:    Mizuho Securities USA LLC
Attention:    [●]
Subject:    At-The-Market Issuance--Placement Notice Gentlemen:
Pursuant to the terms and subject to the conditions contained in the At-The-Market Issuance Sales Agreement between LiveWire Group, Inc., a Delaware corporation (the “Company”), and Mizuho Securities USA LLC (the “Agent”), dated [●], 2025, the Company hereby requests that the Agent sell up to [●] of the Company’s Common Stock, par value $0.0001 per share, at a minimum market price of $[●] per share, during the time period beginning [month, day, time] and ending [month, day, time]. [The Company may include such other sales parameters as it deems appropriate.]

SCHEDULE 2
_____________________________________
Compensation
_____________________________________
The compensation to the Agent for sales of the Shares with respect to which the Agent acts as sales agent hereunder shall be up to 3.0% of the gross offering proceeds from the Shares sold pursuant to this Agreement (the “Selling Commission”). The Company shall pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Shares sold by the Agent (which amount may be withheld by the Agent from the gross proceeds from the sale of such Shares). For the avoidance of doubt, any expense payment and reimbursement obligations of the Company set forth in Section 9 of the Agreement shall be separate and independent obligations of the Company and shall not be deemed a credit or otherwise act to offset the compensation to the Agent pursuant to the Agreement or amount provided to the Company in connection with the sale of the Shares.

SCHEDULE 3
_____________________________________
Notice Parties
_____________________________________
The Company:
Jen Hoover
(248) 434-7209
Jen.Hoover@livewire.com
Allen Gerrard
(414) 553-8368
Allen.Gerrard@livewire.com
Mizuho Securities USA LLC:
Josh Weismer
(212) 205-7807
Josh.Weismer@mizuhogroup.com
Daniel Blake
(212) 205-7755
Daniel.Blake@mizuhogroup.com
Elizabeth Kerrigan
(212) 205-7605
Elizabeth.Kerrigan@mizuhogroup.com
Julie Grossman
(212) 209-9454
Julie.Grossman@mizuhogroup.com

EXHIBIT A
Form of Representation Date Certificate
[DATE]
This Officer’s Certificate (this “Certificate”) is executed and delivered pursuant to Section 7(m) of the At-The-Market Issuance Sales Agreement (the “Agreement”), dated [●], 2025, between LiveWire Group, Inc. (the “Company”) and Mizuho Securities USA LLC (the “Sales Agent”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.
The undersigned, a duly appointed and authorized officer of the Company, having made reasonable inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate on behalf of the Company, hereby certifies, on behalf of the Company and not in the undersigned’s individual capacity, as follows:
1.    As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus, in order to make the statements therein not untrue or misleading, or for (i) and (ii) to be true; provided, however, that the foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Sales Agent specifically for use in the preparation thereof.
2.    Each of the representations and warranties of the Company contained in the Agreement was true and correct in all material respects when originally made, and, except for those representations and warranties that speak solely as of a specific date, is true and correct in all material respects as of the date of this Certificate.
3.    Except as waived by the Sales Agent in writing, (i) each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and (ii) each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.
4.    No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and, to the Company’s knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

5.    The Prospectus has been timely filed with the Commission under the Securities Act, and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied.
The undersigned has executed this Certificate on behalf of the Company as of the date first written above.

LIVEWIRE GROUP, INC.

By:
Name:
Title: